
Exhibit 11.1                                                                             Weighted Average Shares
                                                                                      for the period months ended
                                                                                               June 30, 2000
                                                                        Shares issued    Three months   Six months
                                                                        -------------    ------------   ----------
Shares outstanding at beginning of period                                   1,759,416     1,759,416     1,759,416

January  1, 2000      Issuance of shares for executive compensation             3,077         3,077         3,060

January  28, 2000     Release of holdback shares                                5,175         5,175         4,378

March 5, 1999         Release of holdback shares                                1,164         1,164           735

March  7, 1998        Release of holdback shares                                8,194         8,194         5,268

March  22, 1999       Release of holdback shares                                2,797         2,797         1,537

May 5, 2000           Repurchase of fractional shares                             (41)          (16)          (28)

May 15, 2000          Issuance of earnout shares                              127,868        63,231        31,616

June 20, 2000         Release of holdback shares                                   84             9             5
                                                                          -----------    ----------    ----------

Weighted average shares outstanding for basic earnings per share            1,907,734     1,843,048     1,805,987

Options outstanding at June 30, 2000: 223,895 shares; Total
  Exercise proceeds: $15,507 : Average price of option $69.26                    --            --            --

         Warrants outstanding at June 30, 2000: 11,795
           shares; Exercise price: $122.78                                       --            --            --

4,859 Shares held in escrow related to acquisitions                              --            --            --
                                                                          -----------    ----------    ----------
                                                                            1,907,734     1,843,048     1,805,987
                                                                          ===========    ==========    ==========


All share amounts have been adjusted to give effect to the May 4, 2000 one for ten reverse stock split.